Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Government Money Market Fund, Inc. of our report dated September 20, 2021, relating to the financial statements and financial highlights, which appear in PGIM Government Money Market Fund's Annual Report on Form N-CSR for the year ended July 31, 2021. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

September 27, 2021